Exhibit 10.1

ASSIGNMENT OF OIL AND GAS LEASES,
TERMINATION OF LEASE ACQUISITION AGREEMENT AND
OPERATING AGREEMENT, AND DISCLAIMER

This Assignment of Oil and Gas Leases, Termination of Lease Acquisition Agreement and Operating Agreement, and Disclaimer (“Agreement”) dated as of 21 January, 2013 is between American Energy Development Corp., a Nevada corporation (“Assignor”), whose address is 1230 Avenue of the Americas, 7th Floor, New York, New York 10020, and Range Michigan LLC, a Wyoming limited liability company (“Assignee”), whose address is 504 Fremont Street, Thermopolis, Wyoming 82443 (collectively the “Parties”).

RECITALS

A.
Assignor and Assignee entered into a Lease Acquisition Agreement (“LAA”) dated June 15, 2012,  and Joint Operating Agreement (“JOA”) dated March 31, 2012, wherein Assignor agreed to purchase an undivided forty-three and three-quarters percent (43.75%) of Assignee’s right, title and interest in and to certain leasehold estates created by the oil and gas leases described in Exhibit A (the “Leases”).

B.	The effective time of the LAA was 7:00 A.M. Eastern Time on June 15, 2012, and JOA was 7:00 A.M. Eastern Time on March 31, 2012.
C.	The LAA provided for an Area of Mutual Interest (“AMI”).
D.	Assignor did not make all payments as required by Section 2.1 of the LAA.
E.	Assignor and Assignee have agreed to terminate their contractual relationship as provided for herein.

ASSIGNMENT

1.
For and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the  receipt and sufficiency whereof is hereby acknowledged, Assignor assigns and conveys any and all interest it has in, to, and under the Leases (oil and gas leases described in Exhibit A) any permits, licenses, concessions, or similar interests therein, as well as any of Assignor’s interest in any wells located on the Property (collectively referred to as the “Oil and Gas Interests”) to Assignee, regardless of whether Assignor’s interest in the Property is of record in the Register of Deeds.

2.	This Assignment includes all of Assignor’s interest in the Property derived from the (i) LAA, and (ii) the JOA.
3.
This Assignment is effective as of 0800 A.M. 22nd of January 2013 (“Effective Time”).  After this time, Assignor acknowledges it has no right or claim to any interest in the Leases and no interest in the AMI or production therefrom.

4.	As of the Effective Time of this Assignment, Assignee acknowledges that Assignor has no further, prospective liability or responsibility as to any costs or expenses associated with the Leases or AMI.

TO HAVE AND TO HOLD the Oil and Gas Interests unto Assignee, its successors and assigns, forever.

So long as authorized by applicable law, Assignor agrees to execute, acknowledge and deliver all and every such further acts, conveyances, transfer orders, division orders, notices, releases and acquittances and such other instruments as may be necessary or appropriate more fully to assure Assignee, or its successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges by this instrument conveyed and assigned, or otherwise vested in Assignee.  Without limiting the foregoing, Assignor agrees to execute any and all form assignments of individual state oil and gas leases comprising any portion of the Oil and Gas Interests as may be required by state law or regulation, any and all such individual assignments to constitute, as to such individual leases, one and the same assignment as is made herein.

This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee and their respective successors.  This Assignment is made without representation or warranty of title, express or implied.

TERMINATION

1.
Assignor and Assignee agree that the LAA and JOA are terminated in effectiveness as of January 23rd, 2013.  The AMI established in Article 9 of the LAA is terminated.  (The Parties acknowledge all references to “T.5 N.” in the LAA and JOA should have stated “T. 25 N.”)

2.	The Parties acknowledge the joint account is considered current and closed. Each acknowledges the other has no indebtedness to and has no claim for compensation or reimbursement from the other.

DISCLAIMER

1.	Assignor disclaims any present ownership in, or right to receive an ownership interest in the future, in the Leases, the AMI lands, and in the State Grant 1-31B well (Permit No. 55028).
2.	Assignor disclaims any interest in or right to copies of any seismic investigations, test results or reports generated or received while the LAA and JOA were in effect.

MISCELLANEOUS

1.
Notices. All notices and other communications under this Agreement shall be in writing and delivered (a) personally, (b) by registered or certified mail with postage prepaid, and return receipt requested, (c) by nationally recognized commercial overnight courier service with charges prepaid, or (d) by facsimile transmission, directed to the intended recipient as follows:

If to Assignee:

Range Michigan LLC
504 Fremont Street
Thermopolis, WY 82443
Attn:  JB Roden
Telephone: (307) 864-3754
Facsimile:  (307) 864-3756

If to Assignor:

American Energy Development Corp.
1230 Avenue of the Americas, 7th Floor
New York, NY  10020
Attn: Herold Ribsskog
Telephone:  (855) 645-2332
Facsimile:  ___________________

2. Amendments.  Except for waivers specifically provided for in this Agreement, this Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the Party to be charged with such amendment or waiver and delivered by such Party to the Party claiming the benefit of such amendment or waiver.

3. Counterparts/Fax Signatures.  This Agreement may be executed by Assignor and Assignee in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.  Fax or .pdf signatures shall be considered binding.

4. Governing Law; Waiver of Jury Trial.  This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the Laws of the State of Michigan, without regard to its conflicts of Laws rules.  EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

5. Entire Agreement.  This Agreement constitutes the entire understanding among the Parties, their respective partners, members, trustees, shareholders, officers, directors and employees with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

6. Binding Effect.  This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto, and their respective successors and assigns.

7. Authority.  Each Party represents that it has the full power and authority to enter into this Agreement.

The Parties have executed this Agreement effective as of the Effective Time.

ASSIGNOR: AMERICAN ENERGY DEVELOPMENT CORP. By: /s/ Herold Ribsskog Herold Ribsskog Its: Chief Executive Officer	ASSIGNEE: RANGE MICHIGAN, LLC By: Range Exploration Partners LLC Its: Manager By: /s/ Frode L. Aschim Frode L. Aschim Its: Manager

ACKNOWLEDGMENTS

STATE OF SOUTH CAROLINA    )
                                                            ) ss.
COUNTY OF BEAUFORT             )

The foregoing instrument was acknowledged before me this 5th day of February, 2013, by Herold Ribsskog, as Chief Executive Officer of American Energy Development Corp., a Nevada corporation, on behalf of the Corporation.

  /s/ Zyad Khalil
Zyad Khalil, Notary Public
Beaufort County, South Carolina
Acting in Beaufort County, South Carolina
My Commission Expires: April 30, 2017

STATE OF Wyoming                            )
                                                                ) ss.
COUNTY OF Hot Springs                    )

The foregoing instrument was acknowledged before me this 5th day of February, 2013, by Frode Aschim, as Managing Partner of Range Michigan, LLC, a Wyoming limited liability company, on behalf of the Corporation.

     s/ Sheri A. Bravenec
Sheri A. Bravenec, Notary Public
Hot Springs County, Wyoming
Acting in Hot Springs County, Wyoming
My Commission Expires: June 4, 2013

Prepared by:
Sheri Bravenec
Range Michigan LLC
P O Box 726
504 Fremont Street
Thermopolis, WY 82443